UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2026

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 26, 2026, Mr. R. Brent Jones notified Avantor, Inc. (the “Company”) of his decision to resign as the Company’s Executive Vice President and Chief Financial Officer (“CFO”) to join a company outside the life sciences industry. While a final departure date has not been set, Mr. Jones’ employment agreement requires him to provide 90 days’ notice before the effectiveness of his resignation, unless waived by the Company. Following Mr. Jones’ departure, the Company anticipates appointing Steven Eck, the Company’s Senior Vice President and Chief Accounting Officer as interim CFO of the Company. Mr. Eck will continue to serve in his current role and retain his responsibilities as the Company’s principal accounting officer while the Company undertakes an executive search process for a permanent CFO.
Mr. Eck, 50, joined the Company in 2019 as Senior Vice President and Chief Accounting Officer. Before joining the Company, Mr. Eck previously served as the principal accounting officer of CSS Industries, Inc., a consumer products company, from June 2018 to April 2019. Prior to joining CSS Industries in 2018, Mr. Eck served as a Vice President of Finance and in other senior level finance positions at Fidelity National Information Systems, a financial technology and payments company, between 2014 and 2018. Mr. Eck also served in senior accounting roles at Gardner Denver, Inc., an industrial manufacturer, and at General Electric Company, a high-tech industrial company, between 2010 and 2014. Mr. Eck began his professional career in 2001 at Deloitte & Touche LLP. Mr. Eck earned a B.A. in accounting from Muhlenberg College and is a Certified Public Accountant.
Mr. Eck does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Eck and any other persons pursuant to which she was selected as an officer, and there are no transactions between Mr. Eck and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Eck’s appointment, the Company entered into amended compensation arrangements with Mr. Eck providing the following additional compensation that is commensurate with his additional duties as interim CFO: a payment of $45,000 per month for each month Mr. Eck serves in this capacity, and a one-time special award of restricted stock units with a value of $250,000 which will vest ratably over three years from the grant date.
Item 7.01. Regulation FD Disclosure.
On April 1, 2026, the Company issued a press release announcing Mr. Jones’ planned departure. A copy of the press release is furnished herewith as Exhibit No. 99 to this Current Report on Form 8-K, and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99	Press Release, dated April 1, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: April 1, 2026	By:	/s/ Claudius Sokenu
		Name:	Claudius Sokenu
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Secretary